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                                    EXHIBIT B

                             JOINT FILING AGREEMENT


              The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated: February 12, 1997


                                       The TCW Group, Inc.


                                       By:  /s/ Mohan V. Phansalkar
                                            -----------------------
                                            Mohan V. Phansalkar
                                            Authorized Signatory



                                       Robert Day


                                       By: /s/ Mohan V. Phansalkar
                                           -----------------------
                                           Mohan V. Phansalkar
                                           Under Power of Attorney dated
                                           January 30, 1996, on File with
                                           Schedule 13G Amendment Number 1
                                           for Matrix Service Co. dated
                                           January 30, 1996.










                                               B-1